POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes each of George H. MacLean and Frank R. Reilly his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-4 of U.S. Industries, Inc. with respect to (a) an exchange offer of notes substantially similar to the 7 1/4% Senior Notes Due December 1, 2006 and/or (b) a shelf registration of the 7 1/4% Senior Notes Due December 1, 2006, and to sign and file any other documents in connection therewith, including amendments thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 31st day of December 1996.


/S/ David H. Clarke                 /S/ John G. Raos
-----------------------             --------------------------------
David H. Clarke                     John G. Raos

/S/ Frank R. Reilly                 /S/ Brian C. Beazer
-----------------------             --------------------------------
Frank R. Reilly                     Brian C. Beazer

/S/ John J. McAtee, Jr.             /S/ The Hon. Charles H. Price II
-----------------------             --------------------------------
John J. McAtee, Jr.                 The Hon. Charles H. Price II

/S/ Sir Harry Solomon               /S/ Royall Victor III
-----------------------             --------------------------------
Sir Harry Solomon                   Royall Victor III

/S/ Mark Vorder Bruegge             /S/ James O'Leary
-----------------------             --------------------------------
Mark Vorder Bruegge                 James O'Leary





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